EXHIBIT 32.1
CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

We, Maria M. Pope, President and Chief Executive Officer, and James F. Lobdell, Senior Vice President of Finance, Chief Financial Officer and Treasurer, of Portland General Electric Company (the “Company”), hereby certify that the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the Securities and Exchange Commission on February 15, 2019 pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the “Report”), fully complies with the requirements of that section.

We further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ MARIA M. POPE	/s/ JAMES F. LOBDELL
Maria M. Pope	James F. Lobdell
President and Chief Executive Officer	Senior Vice President of Finance, Chief Financial Officer and Treasurer

Date: February 14, 2019	Date: February 14, 2019